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                                                                  Exhibit 11

                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                          SULCUS COMPUTER CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND 1995
                  AND THE THREE YEARS ENDED DECEMBER 31, 1995


                                               Six Months Ended
                                                    June 30,                         Years ended December 31,
                                               1996          1995              1995              1994            1993
                                               ----          ----              ----              ----            ----
Net income (loss) attributable to
  common stockholders                      $ 1,423,623    $ 1,730,842       $(1,368,956)     $(11,688,013)    $(3,050,100)
                                           ===========    ===========       ===========      ============     ===========

Shares:

Weighted average number of
  common shares outstanding                 16,645,704     14,587,638        14,720,327        13,872,298      13,509,078

Assumed conversion of stock options(A)         198,738        213,621           105,130           286,830         648,257
                                           -----------    -----------       -----------      ------------     -----------
Average common shares and
  common stock equivalents                  16,844,442     14,801,259        14,825,457        14,159,128      14,157,335
                                           ===========    ===========       ===========      ============     ===========

Earnings (loss) per share                        $0.08          $0.12            $(0.09)           $(0.84)         $(0.22)
                                           ===========    ===========       ===========      ============     ===========

(A) Effect of stock options is antidilutive for the years ended December 31, 1995, 1994, and 1993.